EXHIBIT 21.1

Subsidiaries of General Enterprise Ventures Inc.

Jurisdiction Of Incorporation

Mighty Fire Breaker UK Limited	United Kingdon
Mighty Fire Breaker, LLC	Ohio, U.S.